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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF ELIMINATION

                                       OF

                          NATIONAL ENERGY GROUP, INC.


         National Energy Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That a meeting of the Board of Directors of National Energy Group, Inc. resolutions were duly adopted setting forth the proposed elimination of the Redeemable convertible Preferred Stock, Series A as set forth herein:

                 RESOLVED, that no shares of the Redeemable Convertible Preferred Stock, Series A, are outstanding and none will be issued.

                 FURTHER RESOLVED, that a Certificate of Elimination be executed, which shall have the effect when filed and recorded in Delaware of eliminating from the Certificate of Incorporation all reference to the Redeemable convertible Preferred Stock, Series A.

         SECOND: None of the authorized shares of the Redeemable Convertible Preferred Stock, Series A, are outstanding and none will be issued.

         THIRD: In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation is hereby amended to eliminate all reference to Redeemable Convertible Preferred Stock, Series A.

         IN WITNESS WHEREOF, said National Energy Group, Inc. has caused this certificate to be signed by Miles D. Bender, its President and Chief Executive Officer and attested by Randall A. Carter, its General Counsel and Secretary, this 2nd day of June 1994.

                                        By:  /s/ Miles D. Bender
                                             ----------------------------------
                                             Miles D. Bender, President
                                             and Chief Executive Officer

ATTEST:


/s/ Randall A. Carter
- ----------------------------------
Randall A. Carter, General Counsel
and Secretary